Tripartite Agreement

Party A: Wuhan Guoce Nordic New Energy Co., Ltd.
Legal Representative: Hou Tiexin
Address:

Party B: Guoneng Fengshen(Beijing) New Energy Technology Co., Ltd.
Legal Representative: Huang Duanyi
Address:

Party C: Jilin Fengshen Yongmao Wind Power Co., Ltd.
Legal Representative: Qu Zhongkan
Address:

Whereas:

Party A and Party B have signed Purchase Contract for Wind Turbine Generator System (Contract No.: GCN20100209-01) (hereinafter referred to as ‘Purchase Contract’) on 9 February, 2010. The wind generators under this contract are to be used in the wind power project of Party C, and the place of delivery is to be at the Jilin Yongmao wind farm. By now, Party A has completed the production of 48 wind generators.

In order to further definite Party C as the actual subject performing the Purchase Contract, through negotiation among Party B and Party C, the following terms are formulated for the said parties to comply with:

1. Party A, Party B and Party C all confirm the legal fact that the Purchase Contract for Wind Turbine Generator System (Contract No.: GCN20100209-01) was signed by Party A and Party B on 9 February, 2010;

2. In consideration of the actual progress of the project and the changes in the market conditions, the new Purchase Contract for Wind Turbine Generator System shall be signed by Party A and Party C based on the original contract, and shall totally replace the previously signed Purchase Contract between Party A and Party B;

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3. Once the new Purchase Contract for Wind Turbine Generator System to be signed between Party A and Party C comes into force, the previously signed sale and Purchase is no longer binding upon Party A and Party B, and Party A and Party B shall not investigate liabilities for breach of contract for each other. The relevant agreement signed by Party A, Party B and Party C regarding the transfer of rights and obligations stipulated in the previously Purchase Contract shall automatically cease to be in force. Party A and Party C shall fully perform the contractual obligations according to the newly signed Purchase Contract for Wind Turbine Generator System.

4. This Agreement shall come into force upon signature and stamp of all three parties, and each Party promises to other parties that the signers of this Agreement have authorization and the proceeding has gone through necessary voting procedures as required by the law and each company’s articles of association and has been granted or approved.

5. Within 7 days upon the date this Agreement comes into force, Party A and Party B shall make and conclude a new contract according to this Agreement.

6. This Agreement is made in six copies with the same legal effect. Each party shall hold two copies.

The remainder of this page intentionally left blank, only for signatures and stamps.

Party A: Wuhan Guoce Nordic New Energy Co., Ltd. (sealed)
Legal representative/Authorized representative (signature)

Party B: : Guoneng Fengshen(Beijing) New Energy Technology Co., Ltd. (sealed)
Legal representative/Authorized representative (signature)

Party C: Jilin Fengshen Yongmao Wind Power Co., Ltd. (sealed)
Legal representative/Authorized representative (signature)

Signing Date:

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